Exhibit 107
CALCULATION OF FILING FEE TABLE
Form 424B5
(Form Type)

Opendoor Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(g)	33,098,471 (2)	$9.00 (5)	$297,886,239.00	0.00013810	$41,138.09
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(g)	33,098,471 (3)	$13.00 (6)	$430,280,123.00	0.00013810	$59,421.69
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(g)	33,098,471 (4)	$17.00 (7)	$562,674,007.00	0.00013810	$77,705.29
Fees Previously Paid				—	—	—		—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$1,290,840,369.00		$178,265.07
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$178,265.07

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued pursuant to anti-dilution adjustments resulting from share splits, share dividends, distributions or similar transactions.

(2)
Represents shares of Common Stock, par value $0.0001 per share (the “Common Stock”), issuable upon the exercise of Series K Warrants distributed by the Registrant for no consideration on November 21, 2025.

(3)	Represents shares of Common Stock issuable upon the exercise of Series A Warrants distributed by the Registrant for no consideration on November 21, 2025.

(4)	Represents shares of Common Stock issuable upon the exercise of Series Z Warrants distributed by the Registrant for no consideration on November 21, 2025.

(5)	The price per share is based upon the exercise price per Series K Warrant.

(6)	The price per share is based upon the exercise price per Series A Warrant.

(7)	The price per share is based upon the exercise price per Series Z Warrant.